EXHIBIT 10.8

                                AMENDMENT TO LEASE

     This Amendment No. 1 made and entered into this 29th day of November, 2001, to the Lease between Medicore, Inc., a Florida corporation with offices at 2337 West 76th Street, Hialeah, Florida 33016 ("Lessor"), and Techdyne, Inc., a Florida corporation with offices at 2230 West 77th Street, Hialeah, Florida 33016 ("Lessee").

                                     Recitals

     WHEREAS, Lessor and Lessee entered into a Lease dated August 29, 2000, effective as of September 1, 2000 ("Lease") for the Leased Premises as defined in Section 1 of the Lease; and

     WHEREAS, Lessor and Lessee are desirous of amending the Lease to modify the base rental payments during the remainder of the Term.

     NOW, THEREFORE, in consideration of the premises, the agreements, promises and covenants between the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee intending to be legally bound, the parties hereby agree as follows:

     1. All capitalized terms used in this Amendment No. 1 shall have the meaning as defined in the Lease unless otherwise provided in this Amendment No. 1.

     2. The base rent for the Leased Premises as provided for in Section 3.1 of the Lease is hereby modified effective December 1, 2001, to be as follows:

         (a) From December 1, 2001 to November 30, 2003, One Hundred Twenty Thousand and 00/100 ($120,000.00) Dollars per annum (12 month period), or Ten Thousand and 00/100 ($10,000.00) Dollars per month;

         (b) From December 1, 2003 to November 30, 2004, One Hundred Fifty-four Thousand Five Hundred and 00/100 ($154,500.00) Dollars, or Twelve Thousand Eight Hundred Seventy-five and 00/100 ($12,875.00) Dollars per month;

         (c) From December 1, 2004 to November 30, 2005, One Hundred Fifty-nine Thousand One Hundred Thirty-two and 00/100 ($159,132.00) Dollars, or Thirteen Thousand Two Hundred Sixty-one and 00/100 ($13,261.00) Dollars per month;

         (d) From December 1, 2005 to November 30, 2006, One Hundred Sixty-three Thousand Nine Hundred Eight and 00/100 ($163,908.00) Dollars, or Thirteen Thousand Six Hundred Fifty-nine and 00/100 ($13,659.00) Dollars per month;

         (e) From December 1, 2006 to November 30, 2007, One Hundred Seventy-two Thousand One Hundred Four and 00/100 ($172,104.00) Dollars, or Fourteen Thousand Three Hundred Forty-two and 00/100 ($14,342.00) Dollars per month;

         (f) From December 1, 2007 to November 30, 2008, One Hundred Eighty Thousand Seven Hundred Eight and 00/100 ($180,708.00) Dollars, or Fifteen Thousand Fifty-nine and 00/100 ($15,059.00) Dollars per month;

         (g) From December 1, 2008 to November 30, 2009, One Hundred Eighty-nine Thousand Seven Hundred Forty-four and 00/100 ($189,744.00) Dollars, or Fifteen Thousand Eight Hundred Twelve and 00/100 ($15,812.00) Dollars per month;

         (h) From December 1, 2009 to August 31, 2010, the end of the Term, One Hundred Forty-nine Thousand Four Hundred Twenty-seven and 00/100 ($149,427.00) Dollars, or Sixteen Thousand Six Hundred Three and 00/100 ($16,603.00) Dollars per month.

      The base rent as set forth in subparagraph (b) is the One Hundred Fifty Thousand and 00/100 ($150,000) Dollars base rent specified in the Lease plus a 3% increase, and the base rent for the years set forth in subparagraphs (c) and (d) are based upon 3% per annum increases, and the years or any portion thereof set forth in subparagraphs (e), (f), (g) and (h) are based upon 5% per annum increases. Should the Consumer Price Index (National) ("CPI") as reported by the Bureau of Labor Statistics for the month of November immediately preceding the new twelve (12) month rental period (or the new nine (9) month rental period as per subparagraph (h)) as provided in subparagraphs (b) through (h), exceeds any of the 3% increases as per subparagraphs (b), (c) and (d), or any of the 5% increases as per subparagraphs (e), (f), (g) and (h), then the base rental for that new twelve
(12) month rental period (or the new nine (9) month rental period as per subparagraph (h)) shall be based upon that immediately preceding November month's CPI, and the amount of base rentals as set forth above shall be adjusted accordingly throughout.

     By way of example, if the CPI was less than 3% for the months of November, 2003 and November, 2004, the base rental as computed and set forth in subparagraphs (b) and (c) would remain as provided above. Should the CPI for November, 2005 be 3.7%, then the base rent for the twelve (12) month period commencing December 1, 2005 would be One Hundred Sixty-five Thousand Twenty and 00/100 ($165,020.00) Dollars, or Thirteen Thousand Seven Hundred Fifty-two and 00/100 ($13,7521.00) Dollars per month ($159,132 plus 3.7% of that amount ($5,888)); which would require recomputation of all the remaining rental periods thereafter, since the remaining years' increases are based on the immediately preceding year's base rent.

     If the publication of the CPI shall be discontinued, the parties shall thereafter accept comparable statistics on the cost of living for the City of Hialeah, Florida, as they shall be compiled and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties, or if the parties cannot agree upon such a selection, by arbitration.

     3. Except for the modification to Section 3.1 of the Lease as provided in this Amendment No. 1, all other terms and conditions of the Lease shall remain in full force and effect.

     4. Each of the Lessor and Lessee represents that it has full power authority and legal right to execute and deliver this Amendment No. 1 to the Lease, and this Amendment No. 1 constitutes a valid and binding obligation of each of them.

                         [signatures on following page]

     IN WITNESS WHEREOF, Lessor and Lessee, through their respective authorized and appointed representatives, have duly executed this Amendment No. 1 to the Lease as of the day and year first above written.

ATTEST:                                LESSOR

                                       MEDICORE, INC.

/S/ Lillie Allen                          /s/ Daniel R. Ouzts
----------------------------------     By:-----------------------------------
                                          DANIEL R. OUZTS, Vice President,
                                          Principal Financial Officer and
                                          Controller

ATTEST                                 LESSEE

                                       TECHDYNE, INC.

/s/ Joseph Verga                          /s/ Barry Pardon
----------------------------------     By:-----------------------------------
                                          BARRY PARDON, President